UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd. Suite 200 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.0001 par value	CALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 9, 2023, Calithera Biosciences, Inc. announced that our Board of Directors had unanimously approved the dissolution and liquidation of Calithera Biosciences pursuant to a plan of complete liquidation and dissolution, subject to stockholder approval. We also announced, that in order to reduce costs and in connection with the planned dissolution, we were discontinuing all clinical development programs and reducing our workforce, including the termination of most employees by the end of the first quarter.

In light of our planned dissolution, on January 24, 2023, we received written notice from The Nasdaq Stock Market LLC, or Nasdaq, advising us that based upon Nasdaq’s review and pursuant to Listing Rule 5101, Nasdaq believes that we are a “public shell,” and that the continued listing of our securities is no longer warranted. We will not appeal Nasdaq’s determination. Therefore, we expect, based on Nasdaq’s written notice, that the trading of our common stock will be suspended as of the opening of business on February 2, 2023, and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove our common stock from listing and registration on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALITHERA BIOSCIENCES, INC.

Dated: January 25, 2023

	By:	/S/ SUSAN M. MOLINEAUX, PH.D.
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer